Exhibit 14

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-14 of our report dated August 15, 2003, relating to the financial statements and financial highlights which appears in the Annual Report to Shareholders of the Citizens Funds, which is also incorporated by reference into the Registration Statement. We also consent to the reference to us under the caption "Auditors" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Columbus, Ohio
September 9, 2003